Second quarter 2025 Earnings Release

Exhibit 99.1

Walker & Dunlop Reports Second Quarter 2025 Financial Results

SECOND QUARTER 2025 HIGHLIGHTS

●	Total transaction volume of $14.0 billion, up 65% from Q2’24
●	Total revenues of $319.2 million, up 18% from Q2’24
●	Net income of $34.0 million and diluted earnings per share of $0.99, up 50% and 48%, respectively, from Q2’24
●	Adjusted EBITDA(1) of $76.8 million, down 5% from Q2’24
●	Adjusted core EPS(2) of $1.15, down 7% from Q2’24
●	Servicing portfolio of $137.3 billion as of June 30, 2025, up 3% from June 30, 2024

YEAR-TO-DATE 2025 HIGHLIGHTS

●	Total transaction volume of $21.0 billion, up 41% from 2024
●	Total revenues of $556.6 million, up 12% from 2024
●	Net income of $36.7 million and diluted earnings per share of $1.07, up 6% and 5%, respectively, from 2024
●	Adjusted EBITDA(1) of $141.8 million, down 9% from 2024
●	Adjusted core EPS(2) of $2.00, down 16% from 2024

BETHESDA, MD – AUGUST 7, 2025 – Walker & Dunlop, Inc. (NYSE: WD) (the “Company”, “Walker & Dunlop” or “W&D”) reported quarterly total transaction volume of $14.0 billion, a 65% increase from the second quarter of the prior year, reflecting W&D’s execution on the rebounding demand for financing and capital deployment in the commercial real estate market after a slow start to the year. Total revenues increased 18% to $319.2 million in the second quarter of 2025, generating a 50% increase in net income to $34.0 million, or $0.99 per diluted share, a 48% increase year over year. Second quarter 2025 adjusted EBITDA was $76.8 million, down 5% over the same period in 2024. Adjusted core EPS was down 7% year over year to $1.15. Both adjusted EBITDA and adjusted core EPS remove non-recurring and non-cash revenues and expenses. One of the biggest sources of the increases in net income and diluted EPS for the quarter was an increase in the fair value of expected net cash flows from servicing, net ("MSR income"), non-cash revenue that did not benefit adjusted EBITDA or adjusted core EPS. The Company’s Board of Directors declared a dividend of $0.67 per share for the third quarter of 2025.

“Walker & Dunlop’s second quarter results demonstrate terrific performance by our team in what appears to be the advent of the next commercial real estate investment cycle,” commented Walker & Dunlop Chairman and CEO, Willy Walker. "Total transaction volume increased 65% year over year, driving 18% revenue growth and a 48% rise in diluted earnings per share. We are gaining market share with our largest capital partners while broadening our Capital Markets capabilities into hospitality, data centers, and Europe. This strong performance underscores the momentum we are seeing across the capital markets as investors begin to recycle equity, refinance assets, and deploy a significant amount of capital that sat on the sidelines during the Great Tightening.”

Walker continued, “Walker & Dunlop’s strategic investments, scale, and brand position us well to meet our clients’ needs and grow over the next several years. We remain focused on scaling our technology and data-enabled businesses -- such as appraisals and small balance lending -- to make us more insightful to our clients and efficient as a provider of services. We expect continued growth in our Capital Markets platform as the next cycle gains momentum.”

(1)	Adjusted EBITDA is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of adjusted EBITDA to net income, refer to the sections of this press release below titled “Non-GAAP Financial Measures,” “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP by Segment.”
(2)	Adjusted core EPS is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of Adjusted core EPS to diluted EPS, refer to the sections of this press release below titled “Non-GAAP Financial Measures” and “Adjusted Core EPS Reconciliation.”

Second quarter 2025 Earnings Release

CONSOLIDATED SECOND QUARTER 2025

OPERATING RESULTS

TRANSACTION VOLUMES
(in thousands)	Q2 2025	Q2 2024	$ Variance	% Variance
Fannie Mae	$3,114,308	$1,510,804	$1,603,504	106%
Freddie Mac	1,752,597	1,153,190	599,407	52
Ginnie Mae - HUD	288,449	185,898	102,551	55
Brokered (1)	6,335,071	3,852,851	2,482,220	64
Principal Lending and Investing (2)	147,800	214,975	(67,175)	(31)
Debt financing volume	$11,638,225	$6,917,718	$4,720,507	68%
Property sales volume	2,313,585	1,530,783	782,802	51
Total transaction volume	$13,951,810	$8,448,501	$5,503,309	65%
(1)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(2)	Includes debt financing volumes from Walker & Dunlop Investment Partners, Inc. (“WDIP”) separate accounts.

DISCUSSION OF QUARTERLY RESULTS:

●	Total transaction volume grew 65% in the second quarter of 2025, reaching $14.0 billion, reflecting broad-based strength across nearly all transaction types and underscored by our strong debt financing activity with Fannie Mae and Freddie Mac (collectively, the “GSEs”).
●	GSE debt financing volume increased 83% year over year, led by a 106% increase in Fannie Mae debt financing volume, one of our most-profitable products. Our year-to-date GSE lending volumes drove market share gains to 11.4%, up from 10.3% in 2024.
●	Fannie Mae lending volumes in the second quarter included the refinancing of a $941 million loan portfolio. Large, structured transactions generate lower margins on loan origination and debt brokerage fees, net (“origination fees”) and MSR income. We are seeing an increase in large transactions in the market and expect origination fee and MSR income margins to be in line with our second quarter results as we move into the second half of 2025.
●	HUD debt financing volumes increased 55% in the second quarter of 2025, as our team continues to execute well in the market, evidenced by our ranking as the second largest HUD lender in 2024.
●	The 64% increase in brokered debt financing volume during the second quarter of 2025 reflected the strong supply of capital to the commercial real estate transaction markets from life insurance companies, banks, commercial-backed securities, and other private capital providers amid the ongoing rebound of the commercial real estate market after a slow start to the year.
●	Property sales volume increased 51% in the second quarter of 2025, as the macroeconomic fundamentals supporting the multifamily market; such as record supply absorptions, a significant decrease in new construction starts in most markets, and affordability of renting versus owning, continue to drive a recovery in the multifamily acquisitions market.

Second quarter 2025 Earnings Release

MANAGED PORTFOLIO
(dollars in thousands, unless otherwise noted)	Q2 2025	Q2 2024	$ Variance	% Variance
Fannie Mae	$70,042,909	$64,954,426	$5,088,483	8%
Freddie Mac	39,433,013	39,938,411	(505,398)	(1)
Ginnie Mae - HUD	11,008,314	10,619,764	388,550	4
Brokered	16,864,888	17,239,417	(374,529)	(2)
Principal Lending and Investing	-	25,893	(25,893)	(100)
Total Servicing Portfolio	$137,349,124	$132,777,911	$4,571,213	3%
Assets under management	18,623,451	17,566,666	1,056,785	6
Total Managed Portfolio	$155,972,575	$150,344,577	$5,627,998	4%
Custodial escrow account deposits at period end (in billions)	$2.7	$2.7
Weighted-average servicing fee rate (basis points)	24.1	24.1
Weighted-average remaining servicing portfolio term (years)	7.4	7.9

DISCUSSION OF QUARTERLY RESULTS:

●	Our servicing portfolio continues to grow, primarily as a result of additional Fannie Mae, Freddie Mac, and HUD (collectively, “Agency”) debt financing volumes over the past 12 months, partially offset by principal paydowns and loan payoffs.
●	During the second quarter of 2025, we added $1.7 billion of net loans to our servicing portfolio, and over the past 12 months, we added $4.6 billion of net loans to our servicing portfolio, with the growth led primarily by Fannie Mae loans.
●	$10.9 billion of Agency loans in our servicing portfolio are scheduled to mature over the next two years. These loans, with a weighted-average servicing fee of 28.1 basis points, represent only 9% of the total Agency loans in our portfolio. Over the next five years, 50% of Agency loans will mature, providing an opportunity for us to refinance these loans in the coming years.
●	The mortgage servicing rights (“MSRs”) associated with our servicing portfolio had a fair value of $1.4 billion as of both June 30, 2025 and 2024.
●	Assets under management totaled $18.6 billion as of June 30, 2025 and consisted of $16.0 billion of low-income housing tax credit (“LIHTC”) funds managed by our affordable housing investment management team, and $1.7 billion of debt funds and $0.9 billion of equity funds managed by our registered investment advisor, WDIP. The 6% increase in assets under management was primarily driven by increases in all three fund categories.

KEY PERFORMANCE METRICS
(in thousands, except per share amounts)	Q2 2025	Q2 2024	$ Variance	% Variance
Walker & Dunlop net income	$33,952	$22,663	$11,289	50%
Adjusted EBITDA	76,811	80,931	(4,120)	(5)
Diluted EPS	$0.99	$0.67	$0.32	48%
Adjusted core EPS	$1.15	$1.23	$(0.08)	(7)%
Operating margin	15%	10%
Return on equity	8	5
Key Expense Metrics (as a % of total revenues):
Personnel expense	51%	49%
Other operating expenses	10	12

DISCUSSION OF KEY PERFORMANCE METRICS:

●	The increases in Walker & Dunlop net income and diluted EPS were largely driven by the increase in total transaction volume during the quarter. Revenues increased 18%, while expenses only increased 13%, driving the expansion in our operating margin. The increase in net income was the primary factor in the growth of return on equity.

Second quarter 2025 Earnings Release

●	The increase in personnel expense as a percentage of total revenues was primarily the result of the increase in commissions due to the growth in total transaction volume for the quarter. The increase in revenues significantly outpaced a 3% rise in other operating expenses, lowering our other operating expenses as a percentage of total revenues.
●	Adjusted EBITDA decreased primarily due to decreases in placement fees and other interest income and investment management fees and an increase in personnel expense. These changes were partially offset by increases in origination fees, servicing fees, property sales broker fees, and other revenues.
●	Adjusted core EPS decreased largely for the same reasons that adjusted EBITDA decreased.

KEY CREDIT METRICS
(in thousands)	Q2 2025	Q2 2024	$ Variance	% Variance
At-risk servicing portfolio (1)	$65,378,944	$60,122,274	$5,256,670	9%
Maximum exposure to at-risk portfolio (2)	13,382,410	12,222,290	1,160,120	9
Defaulted loans (3)	$108,530	$48,560	$59,970	123%
Key credit metrics (as a % of the at-risk portfolio):
Defaulted loans	0.17%	0.08%
Allowance for risk-sharing	0.05	0.05
Key credit metrics (as a % of maximum exposure):
Allowance for risk-sharing	0.25%	0.25%

(1)	At-risk servicing portfolio is defined as the balance of Fannie Mae Delegated Underwriting and Servicing (“DUS”) loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio.

For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.

(2)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.
(3)	Defaulted loans represent loans in our Fannie Mae at-risk portfolio or Freddie Mac small balance pre-securitized loans (“SBL”) portfolio that are probable of foreclosure or that have foreclosed and for which we have recorded a collateral-based reserve (i.e., loans where we have assessed a probable loss). Other loans that are delinquent but not foreclosed or that are not probable of foreclosure are not included here. Additionally, loans that have foreclosed or are probable of foreclosure but are not expected to result in a loss to us are not included here.

DISCUSSION OF KEY CREDIT METRICS:

●	Our at-risk servicing portfolio, which is comprised of loans subject to a defined risk-sharing formula, increased primarily due to the level of Fannie Mae loans added to the portfolio during the past 12 months. We take credit risk exclusively on loans backed by multifamily assets and have no credit exposure to losses in any other sector of the commercial real estate lending market.
●	As of June 30, 2025, eight at-risk loans were in default with an aggregate unpaid principal balance (“UPB”) of $108.5 million, unchanged from March 31, 2025, compared to five at-risk loans in default with an aggregate UPB of $48.6 million as of June 30, 2024. The collateral-based reserves on defaulted loans were $8.6 million and $5.6 million as of June 30, 2025 and 2024, respectively. The approximately 3,200 remaining loans in the at-risk servicing portfolio continue to exhibit strong credit quality, with low levels of delinquencies and strong operating performance of the underlying properties in the portfolio.
●	During 2024, the Company received requests to repurchase five GSE loans. As of June 30, 2025, the Company has repurchased four of the loans and has a forbearance and indemnification agreement in place for the other loan. The Company foreclosed on one of the repurchased loans and now holds an Other Real Estate Owned asset. The asset not yet repurchased, which must be repurchased by March 29, 2026, has a balance of $23.2 million, net of collateral posted. All repurchased and indemnified loans are delinquent and in non-accrual status.
●	We recorded a provision for credit losses of $1.8 million in the second quarter of 2025, primarily related to an updated loss reserve for a loan that previously defaulted, combined with a slight increase related to growth in the at-risk servicing portfolio.

Second quarter 2025 Earnings Release

SECOND QUARTER 2025

FINANCIAL RESULTS BY SEGMENT

Interest expense on corporate debt is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s use of that corporate debt. Income tax expense is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s income from operations, except for significant, one-time tax activities, which are allocated entirely to the segment impacted by the tax activity. The following details explain the changes in these expense items at a consolidated corporate level:

●	Interest expense on corporate debt, which pays a variable interest rate, decreased $1.1 million, or 6% year over year, primarily due to a decrease in short-term interest rates, partially offset by an increase in the balance of corporate debt outstanding due to our refinancing our debt in the first quarter of 2025. Our corporate debt carries a floating rate of interest tied to one-month Secured Overnight Financing Rate (“SOFR”) that resets monthly and changes in that index rate directly impact our cost of borrowing.
●	Income tax expense increased $4.5 million, or 57% year over year, driven by a 64% increase in income from operations and a $0.1 million shortfall in excess tax benefits in Q2 2025 compared to a $0.4 million benefit in Q2 2024. The shortfall resulted from the change between the grant date and vesting date fair values of share-based compensation that vested during the quarter. Absent the $0.5 million difference in excess tax benefits year over year, income tax expense would have increased 49%. Partially offsetting the increase due to income from operations was a reduction in losses from noncontrolling interests year over year. Losses from noncontrolling interest increase operating income upon which tax expense is calculated.

FINANCIAL RESULTS - CAPITAL MARKETS
(in thousands)	Q2 2025	Q2 2024	$ Variance	% Variance
Origination fees	$93,764	$63,841	$29,923	47%
MSR income	53,153	33,349	19,804	59
Property sales broker fees	14,964	11,265	3,699	33
Net warehouse interest income (expense), loans held for sale ("LHFS")	(1,760)	(1,950)	190	(10)
Other revenues	12,670	11,665	1,005	9
Total revenues	$172,791	$118,170	$54,621	46%
Personnel	$116,441	$92,480	$23,961	26%
Amortization and depreciation	1,146	1,138	8	1
Interest expense on corporate debt	4,468	5,299	(831)	(16)
Other operating expenses	5,309	4,642	667	14
Total expenses	$127,364	$103,559	$23,805	23%
Income (loss) from operations	$45,427	$14,611	$30,816	211%
Income tax expense (benefit)	12,285	3,359	8,926	266
Net income (loss) before noncontrolling interests	$33,142	$11,252	$21,890	195%
Less: net income (loss) from noncontrolling interests	—	213	(213)	(100)
Walker & Dunlop net income (loss)	$33,142	$11,039	$22,103	200%
Key revenue metrics (as a % of debt financing volume):
Origination fee rate (1)	0.82%	0.95%
Agency MSR rate (2)	1.03	1.17
Key performance metrics:
Operating margin	26%	12%
Adjusted EBITDA	$1,323	$(8,532)	$9,855	(116)%
Diluted EPS	$0.97	$0.33	$0.64	194%

(1)	Origination fees as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(2)	MSR income as a percentage of Agency debt financing volume.

Second quarter 2025 Earnings Release

CAPITAL MARKETS – DISCUSSION OF QUARTERLY RESULTS:

The Capital Markets segment includes our Agency lending, debt brokerage, property sales, appraisal and valuation services, investment banking, and housing market research businesses.

●	The increase in origination fees was primarily the result of the increase in our overall debt financing volume, particularly the 81% increase in our Agency debt financing volume during the second quarter of 2025 (Agency debt financing volume has higher origination fees than our brokered volume), partially offset by a decline in the origination fee rate due to (i) the competitive environment in the multifamily debt financing market during the quarter and (ii) the aforementioned large Fannie Mae portfolio originated in the second quarter of 2025, with no comparable activity in the second quarter of 2024.
●	The increase in MSR income was largely a result of the increase in Agency debt financing volume year over year, partially offset by a decrease in the Agency MSR rate. The Agency MSR rate decreased due to a decline in the weighted-average servicing fee (“WASF”) on Fannie Mae originations and a decrease in the loan term. The WASF on our Fannie Mae loans declined due to (i) the aforementioned competitive environment and (ii) the aforementioned large Fannie Mae portfolio originated in the second quarter of 2025. The loan term has decreased as more of our borrowers are opting for five-year loan terms in light of the volatility and uncertainty surrounding long-term interest rates, and we expect this trend to continue.
●	Property sales broker fees increased year over year primarily due to the 51% increase in property sales volume, partially offset by a decline in the margin on the sales due to the competitive multifamily environment noted previously.
●	Personnel expense increased in the second quarter of 2025 primarily due to (i) an increase in variable compensation expenses, resulting from the growth in transaction volume year over year, (ii) salaries and benefits costs due largely to a 5% increase in average segment headcount, and (iii) an increase in severance expense resulting from the separation of several underperforming producers.
●	The increase in adjusted EBITDA was primarily due to increases in origination fees and property sales broker fees, primarily driven by the improvement in transaction volumes, partially offset by increased personnel expense.

Second quarter 2025 Earnings Release

FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT
(in thousands)	Q2 2025	Q2 2024	$ Variance	% Variance
Origination fees	$545	$1,493	$(948)	(63)%
Servicing fees	83,693	80,418	3,275	4
Investment management fees	7,577	14,822	(7,245)	(49)
Net warehouse interest income, loans held for investment	—	366	(366)	(100)
Placement fees and other interest income	32,651	37,170	(4,519)	(12)
Other revenues	16,269	13,963	2,306	17
Total revenues	$140,735	$148,232	$(7,497)	(5)%
Personnel	$22,743	$20,077	$2,666	13%
Amortization and depreciation	55,882	53,173	2,709	5
Provision (benefit) for credit losses	1,820	2,936	(1,116)	(38)
Interest expense on corporate debt	10,810	10,946	(136)	(1)
Other operating expenses	6,514	6,728	(214)	(3)
Total expenses	$97,769	$93,860	$3,909	4%
Income (loss) from operations	$42,966	$54,372	$(11,406)	(21)%
Income tax expense (benefit)	5,428	16,521	(11,093)	(67)
Net income (loss) before noncontrolling interests	$37,538	$37,851	$(313)	(1)%
Less: net income (loss) from noncontrolling interests	(3)	(2,581)	2,578	(100)
Walker & Dunlop net income (loss)	$37,541	$40,432	$(2,891)	(7)%
Key performance metrics:
Operating margin	31%	37%
Adjusted EBITDA	$111,931	$124,502	$(12,571)	(10)%
Diluted EPS	$1.10	$1.19	$(0.09)	(8)%

SERVICING & ASSET MANAGEMENT – DISCUSSION OF QUARTERLY RESULTS:

The Servicing & Asset Management segment includes loan servicing, principal lending and investing, management of third-party capital invested in tax credit equity funds focused on the affordable housing sector and other commercial real estate, and real estate-related investment banking and advisory services.

●	The $4.6 billion net increase in the servicing portfolio over the past 12 months was the principal driver of the growth in servicing fees year over year.
●	Investment management fees decreased primarily due to a reduction in the accrual for investment management fees from our LIHTC funds that are driven by asset dispositions within the funds, partially offset by an increase in revenues from our private credit investment management strategies. The reduction in the accrual for LIHTC investment management fees was due to fewer expected asset dispositions in 2025 than 2024 and a reduction in the expected collections for the year due to the challenging market dynamics in the LIHTC space.
●	Placement fees and other interest income decreased primarily due to a lower average placement fee rate driven by lower short-term interest rates year over year.
●	The increase in other revenues was primarily related to an increase in syndication fees earned from our LIHTC operations as we syndicated a large fund in 2025, resulting in a 45% increase in gross equity placed.
●	Personnel costs increased due to a combination of incremental increases in salaries and benefits, commissions, and bonus accruals.
●	The increase in amortization and depreciation was primarily driven by an increase in amortization of MSRs.
●	The decrease in adjusted EBITDA was primarily related to decreases in placement fees and other interest income and investment management fees.

Second quarter 2025 Earnings Release

FINANCIAL RESULTS - CORPORATE
(in thousands)	Q2 2025	Q2 2024	$ Variance	% Variance
Other interest income	$3,335	$3,870	$(535)	(14)%
Other revenues	2,379	404	1,975	489
Total revenues	$5,714	$4,274	$1,440	34%
Personnel	$22,704	$20,510	$2,194	11%
Amortization and depreciation	1,908	1,732	176	10
Interest expense on corporate debt	1,489	1,629	(140)	(9)
Other operating expenses	21,632	21,189	443	2
Total expenses	$47,733	$45,060	$2,673	6%
Income (loss) from operations	$(42,019)	$(40,786)	$(1,233)	3%
Income tax expense (benefit)	(5,288)	(11,978)	6,690	(56)
Walker & Dunlop net income (loss)	$(36,731)	$(28,808)	$(7,923)	28%
Key performance metric:
Adjusted EBITDA	$(36,443)	$(35,039)	$(1,404)	4%
Diluted EPS	$(1.08)	$(0.85)	$(0.23)	27%

CORPORATE – DISCUSSION OF QUARTERLY RESULTS:

The Corporate segment consists of corporate-level activities including accounting, information technology, legal, human resources, marketing, internal audit, and various other corporate groups (“support functions”). The Company does not allocate costs from these support functions to its other segments in presenting segment operating results.

●	The increase in total revenues was primarily driven by (i) interest income on invested capital outstanding during the quarter, with no comparable activity in the prior year, and (ii) an increase in income from our deferred compensation plan that drives an equal and offsetting increase in personnel expense.
●	The rise in personnel costs was driven by higher salaries and benefits associated with an 8% increase in the average segment headcount and the aforementioned increase in expense from our deferred compensation plan, partially offset by a year-over-year decline in our subjective bonus compensation accrual.

Second quarter 2025 Earnings Release

YEAR-TO-DATE 2025

CONSOLIDATED OPERATING RESULTS

Interest expense on corporate debt is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s use of that corporate debt. Income tax expense is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s income from operations, except for significant, one-time tax activities, which are allocated entirely to the segment impacted by the tax activity. The following details explain the changes in these expense items at a consolidated corporate level:

●	Interest expense on corporate debt decreased $3.3 million, or 9%, from the first half of 2024, primarily due to a decrease in interest rates year over year, as our term loan carries a floating interest rate tied to one-month SOFR. Additionally, in the first quarter of 2025, we refinanced our corporate debt, increasing the debt balance outstanding and resulting in the write off of $4.2 million of unamortized debt issuance costs. The impact of this write-off is included in other operating expenses and allocated to each of the segments proportionally in the same manner as corporate debt expense.
●	Income tax expense increased $4.2 million, or 39%, from the first half of 2024, primarily as a result of the 23% increase in income from operations and a $1.4 million shortfall in realizable excess tax benefits in the first half of 2025 compared to a $1.0 million benefit last year. The shortfall resulted from the difference between the grant date and vesting date fair values of share-based awards. Absent the $2.4 million difference in excess tax benefits year over year, income tax expense would have increased 15%. Partially offsetting the increase due to income from operations was a reduction in losses from noncontrolling interests year over year. Losses from noncontrolling interest increase operating income upon which tax expense is calculated.

OPERATING RESULTS AND KEY PERFORMANCE METRICS
(in thousands)	YTD Q2 2025	YTD Q2 2024	$ Variance	% Variance
Debt financing volume	$16,834,867	$12,145,026	$4,689,841	39%
Property sales volume	4,152,875	2,697,934	1,454,941	54
Total transaction volume	$20,987,742	$14,842,960	$6,144,782	41%
Total revenues	556,607	498,735	57,872	12
Total expenses	504,989	456,859	48,130	11
Walker & Dunlop net income	$36,706	$34,529	$2,177	6%
Adjusted EBITDA	141,777	155,067	(13,290)	(9)
Diluted EPS	$1.07	$1.02	$0.05	5%
Adjusted core EPS	$2.00	$2.39	$(0.39)	(16)%
Operating margin	9%	8%
Return on equity	4	4

DISCUSSION OF YEAR-TO-DATE-RESULTS:

●	The increase in total transaction volume was primarily driven by a 61% increase in Agency debt financing volume, a 24% increase in brokered debt financing volume, and a 54% increase in property sales volume year over year.
●	The growth in Walker & Dunlop’s net income and diluted EPS were principally attributable to a 23% increase in income from operations, driven by higher origination fees and MSR income associated with increased transaction volume, partially offset by increased compensation costs due to higher average headcount and commissions on transactions. This growth was partially offset by the year-over-year increase in our effective tax rate, as discussed above.
●	Adjusted EBITDA decreased primarily due to decreases in placement fees and other interest income and investment management fees, coupled with an increase in personnel expense. These changes were partially offset by increases in origination fees, property sales broker fees, and servicing fees.
●	Adjusted core EPS decreased largely for the same reasons that adjusted EBITDA decreased.

Second quarter 2025 Earnings Release

YEAR-TO-DATE 2025

FINANCIAL RESULTS BY SEGMENT

FINANCIAL RESULTS - CAPITAL MARKETS
(in thousands)	YTD Q2 2025	YTD Q2 2024	$ Variance	% Variance
Origination fees	$139,061	$107,541	$31,520	29%
MSR income	80,964	54,247	26,717	49
Property sales broker fees	28,485	20,086	8,399	42
Net warehouse interest income (expense), LHFS	(2,546)	(3,524)	978	(28)
Other revenues	29,397	21,717	7,680	35
Total revenues	$275,361	$200,067	$75,294	38%
Personnel	$202,907	$171,667	$31,240	18%
Amortization and depreciation	2,287	2,275	12	1
Interest expense on corporate debt	8,655	10,150	(1,495)	(15)
Other operating expenses	11,544	9,694	1,850	19
Total expenses	$225,393	$193,786	$31,607	16%
Income (loss) from operations	$49,968	$6,281	$43,687	696%
Income tax expense (benefit)	14,466	1,615	12,851	796
Net income (loss) before noncontrolling interests	$35,502	$4,666	$30,836	661%
Less: net income (loss) from noncontrolling interests	—	327	(327)	(100)
Walker & Dunlop net income (loss)	$35,502	$4,339	$31,163	718%
Key revenue metrics (as a % of debt financing volume):
Origination fee rate	0.84%	0.90%
Agency MSR rate	1.06	1.14
Key performance metrics:
Operating margin	18%	3%
Adjusted EBITDA	$(12,004)	$(27,829)	$15,825	(57)%
Diluted EPS	$1.04	$0.13	$0.91	700%

CAPITAL MARKETS - DISCUSSION OF YEAR-TO-DATE-RESULTS:

●	The increase in origination fees was primarily the result of the 39% increase in our debt financing volume. Origination fees did not grow on pace with transaction volumes because of a tightening in our origination fee rate from 90 basis points in 2024 to 84 basis points in 2025 that was driven by the aforementioned large Fannie Mae transaction originated in the second quarter of 2025 and the competitive environment in the multifamily debt financing market.
●	The increase in MSR income is primarily attributable to a 92% increase in Fannie Mae debt financing volume, partially offset by a decline in the Agency MSR rate. The Agency MSR rate declined primarily as a result of the aforementioned large Fannie Mae transaction.
●	Property sales broker fees increased year over year primarily due to the 54% increase in property sales volume, partially offset by a decline in the margin on the sales due to the competitive multifamily environment noted previously.
●	The increase in other revenues was primarily related to increases in investment banking revenues and appraisal revenues year over year. The increase in investment banking revenues was primarily driven by increased M&A activity in the first half of 2025 compared to 2024. Appraisal revenues increased due to increased market activity year over year.
●	Personnel expense increased primarily due to increases in (i) commission costs resulting from growth in transaction volume, (ii) salaries and benefits, largely related to a 4% increase in average segment headcount, and (iii) increased severance expense, primarily resulting from the separation of several underperforming producers. Partially offsetting these increases was a decrease in stock-based compensation.
●	The increase in adjusted EBITDA was primarily due to increases in origination fees, property sales broker fees, and other revenues, partially offset by increased personnel expense.

Second quarter 2025 Earnings Release

FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT
(in thousands)	YTD Q2 2025	YTD Q2 2024	$ Variance	% Variance
Origination fees	$1,629	$1,533	$96	6%
Servicing fees	165,914	160,461	5,453	3
Investment management fees	17,259	28,342	(11,083)	(39)
Net warehouse interest income, LHFI	—	824	(824)	(100)
Placement fees and other interest income	62,273	72,773	(10,500)	(14)
Other revenues	25,563	25,534	29	0
Total revenues	$272,638	$289,467	$(16,829)	(6)%
Personnel	$42,289	$38,132	$4,157	11%
Amortization and depreciation	110,380	106,244	4,136	4
Provision (benefit) for credit losses	5,532	3,460	2,072	60
Interest expense on corporate debt	20,741	22,137	(1,396)	(6)
Other operating expenses	13,982	11,851	2,131	18
Total expenses	$192,924	$181,824	$11,100	6%
Income (loss) from operations	$79,714	$107,643	$(27,929)	(26)%
Income tax expense (benefit)	23,079	27,674	(4,595)	(17)
Net income (loss) before noncontrolling interests	$56,635	$79,969	$(23,334)	(29)%
Less: net income (loss) from noncontrolling interests	(32)	(3,746)	3,714	(99)
Walker & Dunlop net income (loss)	$56,667	$83,715	$(27,048)	(32)%
Key performance metrics:
Operating margin	29%	37%
Adjusted EBITDA	$219,833	$244,159	$(24,326)	(10)%
Diluted EPS	$1.65	$2.47	$(0.82)	(33)%

SERVICING & ASSET MANAGEMENT - DISCUSSION OF YEAR-TO-DATE-RESULTS:

●	The $4.6 billion net increase in the servicing portfolio over the past 12 months was the principal driver of the growth in servicing fees year over year.
●	Investment management fees decreased primarily as a result of a decline in revenue from our LIHTC funds that are driven by asset dispositions within the funds due to fewer expected dispositions in 2025 than 2024, and a reduction in the expected collections for the full year due to the challenging market dynamics in the LIHTC space.
●	Placement fees and other interest income decreased largely as a result of lower average placement fees earned on escrow deposits due to lower short-term interest rates.
●	The increase in personnel expense was primarily driven by increases in salaries and benefits, primarily resulting from a 7% increase in average segment headcount year over year, and several smaller increases in variable compensation such as severance expense, production bonuses, and company bonuses.
●	Amortization and depreciation expense increased primarily as a result of an increase in the amortization of MSRs.
●	The decrease in adjusted EBITDA was primarily related to decreases in placement fees and other interest income and investment management fees.

Second quarter 2025 Earnings Release

FINANCIAL RESULTS - CORPORATE
(in thousands)	YTD Q2 2025	YTD Q2 2024	$ Variance	% Variance
Other interest income	$6,924	$7,669	$(745)	(10)%
Other revenues	1,684	1,532	152	10
Total revenues	$8,608	$9,201	$(593)	(6)%
Personnel	$38,082	$34,731	$3,351	10%
Amortization and depreciation	3,890	3,415	475	14
Interest expense on corporate debt	2,885	3,246	(361)	(11)
Other operating expenses	41,815	39,857	1,958	5
Total expenses	$86,672	$81,249	$5,423	7%
Income (loss) from operations	$(78,064)	$(72,048)	$(6,016)	8%
Income tax expense (benefit)	(22,601)	(18,523)	(4,078)	22
Walker & Dunlop net income (loss)	$(55,463)	$(53,525)	$(1,938)	4%
Key performance metric:
Adjusted EBITDA	$(66,052)	$(61,263)	$(4,789)	8%
Diluted EPS	$(1.62)	$(1.58)	$(0.04)	3%

CORPORATE - DISCUSSION OF YEAR-TO-DATE-RESULTS:

●	The increase in personnel expense was primarily due to an increase in salaries and benefits, driven by an 7% increase in our average segment headcount year over year, partially offset by a decrease in our subjective bonus accrual.

Second quarter 2025 Earnings Release

CAPITAL SOURCES AND USES

On August 6, 2025, the Company’s Board of Directors declared a dividend of $0.67 per share for the third quarter of 2025. The dividend will be paid on September 5, 2025, to all holders of record of the Company’s restricted and unrestricted common stock as of August 21, 2025.

On February 12, 2025, our Board of Directors authorized the repurchase of up to $75.0 million of the Company’s outstanding common stock over a 12-month period starting from February 21, 2025 (the “2025 Share Repurchase Program”). As of June 30, 2025, we have not repurchased any shares of common stock under the 2025 Share Repurchase Program. Any repurchases made pursuant to the 2025 Share Repurchase Program will be made in the open market or in privately negotiated transactions, from time to time, as permitted by federal securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The repurchase program may be suspended or discontinued at any time.

.

CONFERENCE CALL INFORMATION

Listeners can access the Company’s quarterly conference call for more information regarding our financial results via the dial-in number and webcast link below. Presentation materials related to the conference call will be posted to the Investor Relations section of the Company’s website prior to the call. An audio replay will also be available on the Investor Relations section of the Company’s website, along with the presentation materials.

Earnings Call:	Thursday, August 7, 2025, at 8:30 a.m. EST
Phone:	(888) 394-8218 from within the United States; (773) 305-6853 from outside the United States
Confirmation Code:	1660785
Webcast Link:	https://event.webcasts.com/starthere.jsp?ei=1703886&tp_key=534299e204

ABOUT WALKER & DUNLOP

Walker & Dunlop (NYSE: WD) is one of the largest commercial real estate finance and advisory services firms in the United States and internationally. Our ideas and capital create communities where people live, work, shop, and play. Our innovative people, breadth of our brand, and our technological capabilities make us one of the most insightful and client-focused firms in the commercial real estate industry.

NON-GAAP FINANCIAL MEASURES

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses adjusted EBITDA, adjusted core net income, and adjusted core EPS, which are non-GAAP financial measures. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. When analyzing our operating performance, readers should use adjusted EBITDA, adjusted core net income, and adjusted core EPS in addition to, and not as an alternative for, net income and diluted EPS.

Adjusted core net income and adjusted core EPS represent net income adjusted for amortization and depreciation, provision (benefit) for credit losses, net write-offs based on the final resolution of the defaulted loans or collateral, the fair value of expected net cash flows from servicing, net, the income statement impact from periodic revaluation and accretion associated with contingent consideration liabilities related to acquired companies, goodwill impairment and other adjustments. Adjusted EBITDA represents net income before income taxes, interest expense on our corporate debt, and amortization and depreciation, adjusted for provision (benefit) for credit losses, net write-offs based on the final resolution of the defaulted loans or collateral, stock-based compensation, the fair value of expected net cash flows from servicing, net, the write-off of the unamortized balance of deferred issuance costs associated with the repayment of a portion of our corporate debt, goodwill impairment, and contingent consideration liability fair value adjustments when the fair value adjustment is a triggering event for a goodwill impairment assessment. Furthermore, adjusted EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not reflect certain cash requirements such as tax and debt service payments. The amounts shown for adjusted EBITDA may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges that are used to determine compliance with financial covenants. Because not all companies use identical calculations,

Second quarter 2025 Earnings Release

our presentation of adjusted EBITDA, adjusted core net income and adjusted core EPS may not be comparable to similarly titled measures of other companies.

We use adjusted EBITDA, adjusted core net income, and adjusted core EPS to evaluate the operating performance of our business, for comparison with forecasts and strategic plans and for benchmarking performance externally against competitors. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financial information, provide useful information to investors by offering:

●	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;
●	the ability to better identify trends in the Company’s underlying business and perform related trend analyses; and
●	a better understanding of how management plans and measures the Company’s underlying business.

We believe that these non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these non-GAAP financial measures should only be used to evaluate the Company’s results of operations in conjunction with the Company’s GAAP financial information. For more information on adjusted EBITDA, adjusted core net income, and adjusted core EPS, refer to the section of this press release below titled “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP By Segment.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to: (1) general economic conditions and multifamily and commercial real estate market conditions, (2) changes in interest rates, (3) regulatory and/or legislative changes to Freddie Mac, Fannie Mae or HUD, (4) our ability to retain and attract loan originators and other professionals, (5) success of our various investments funded with corporate capital, and (6) changes in federal government fiscal and monetary policies, including any constraints or cuts in federal funds allocated to HUD for loan originations.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any updates or supplements in subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.walkerdunlop.com.

CONTACT US

Headquarters: 7272 Wisconsin Avenue, Suite 1300 Bethesda, Maryland 20814 Phone 301.215.5500 info@walkeranddunlop.com	Investors: Kelsey Duffey Senior Vice President, Investor Relations Phone 301.202.3207 investorrelations@walkeranddunlop.com	Media: Carol McNerney Chief Marketing Officer Phone 301.215.5515 info@walkeranddunlop.com

Second quarter 2025 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Unaudited

	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2025	2025	2024	2024	2024
Assets
Cash and cash equivalents	$233,712	$180,971	$279,270	$179,759	$208,095
Restricted cash	41,090	32,268	25,156	39,827	35,460
Pledged securities, at fair value	218,435	214,374	206,904	203,945	197,936
Loans held for sale, at fair value	1,177,837	946,372	780,749	1,024,984	814,883
Mortgage servicing rights	817,814	825,761	852,399	836,896	850,831
Goodwill	868,710	868,710	868,710	901,710	901,710
Other intangible assets	149,385	153,139	156,893	170,713	174,467
Receivables, net	360,646	372,689	335,879	307,407	272,827
Committed investments in tax credit equity	194,479	337,510	313,230	333,713	151,674
Other assets	612,932	580,084	562,803	580,277	567,515
Total assets	$4,675,040	$4,511,878	$4,381,993	$4,579,231	$4,175,398

Liabilities
Warehouse notes payable	$1,157,234	$931,002	$781,706	$1,019,850	$810,114
Notes payable	828,657	825,556	768,044	769,376	770,707
Allowance for risk-sharing obligations	33,191	31,871	28,159	29,859	30,477
Commitments to fund investments in tax credit equity	168,863	295,052	274,975	289,250	134,493
Other liabilities	725,297	684,308	769,246	724,543	695,813
Total liabilities	$2,913,242	$2,767,789	$2,622,130	$2,832,878	$2,441,604

Stockholders' Equity
Common stock	$333	$333	$332	$332	$331
Additional paid-in capital	438,129	432,788	429,000	412,570	407,426
Accumulated other comprehensive income (loss)	2,764	1,295	586	1,466	415
Retained earnings	1,308,792	1,297,764	1,317,945	1,295,459	1,288,728
Total stockholders’ equity	$1,750,018	$1,732,180	$1,747,863	$1,709,827	$1,696,900
Noncontrolling interests	11,780	11,909	12,000	36,526	36,894
Total equity	$1,761,798	$1,744,089	$1,759,863	$1,746,353	$1,733,794
Commitments and contingencies	—	—	—	—	—
Total liabilities and stockholders' equity	$4,675,040	$4,511,878	$4,381,993	$4,579,231	$4,175,398

Second quarter 2025 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

Unaudited

	Quarterly Trends					Six months ended
						June 30,
(in thousands, except per share amounts)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	2025	2024
Revenues
Origination fees	$94,309	$46,381	$93,942	$73,546	$65,334	$140,690	$109,074
MSR income	53,153	27,811	55,920	43,426	33,349	80,964	54,247
Servicing fees	83,693	82,221	82,961	82,222	80,418	165,914	160,461
Property sales broker fees	14,964	13,521	21,175	19,322	11,265	28,485	20,086
Investment management fees	7,577	9,682	(3,110)	11,744	14,822	17,259	28,342
Net warehouse interest income (expense)	(1,760)	(786)	(2,186)	(2,147)	(1,584)	(2,546)	(2,700)
Placement fees and other interest income	35,986	33,211	43,962	43,557	41,040	69,197	80,442
Other revenues	31,318	25,326	48,787	20,634	26,032	56,644	48,783
Total revenues	$319,240	$237,367	$341,451	$292,304	$270,676	$556,607	$498,735

Expenses
Personnel	$161,888	$121,390	$169,178	$145,538	$133,067	$283,278	$244,530
Amortization and depreciation	58,936	57,621	68,054	57,561	56,043	116,557	111,934
Provision (benefit) for credit losses	1,820	3,712	4,529	2,850	2,936	5,532	3,460
Interest expense on corporate debt	16,767	15,514	15,921	18,232	17,874	32,281	35,533
Goodwill impairment	—	—	33,000	—	—	—	—
Fair value adjustments to contingent consideration liabilities	—	—	(48,955)	(1,366)	—	—	—
Other operating expenses	33,455	33,886	47,604	31,984	32,559	67,341	61,402
Total expenses	$272,866	$232,123	$289,331	$254,799	$242,479	$504,989	$456,859
Income from operations	$46,374	$5,244	$52,120	$37,505	$28,197	$51,618	$41,876
Income tax expense	12,425	2,519	10,955	8,822	7,902	14,944	10,766
Net income before noncontrolling interests	$33,949	$2,725	$41,165	$28,683	$20,295	$36,674	$31,110
Less: net income (loss) from noncontrolling interests	(3)	(29)	(3,671)	(119)	(2,368)	(32)	(3,419)
Walker & Dunlop net income	$33,952	$2,754	$44,836	$28,802	$22,663	$36,706	$34,529
Other comprehensive income (loss), net of tax	1,469	709	(880)	1,051	907	2,178	894
Walker & Dunlop comprehensive income	$35,421	$3,463	$43,956	$29,853	$23,570	$38,884	$35,423

Effective Tax Rate	27%	48%	21%	24%	28%	29%	26%

Basic earnings per share	$1.00	$0.08	$1.32	$0.85	$0.67	$1.08	$1.02
Diluted earnings per share	0.99	0.08	1.32	0.85	0.67	1.07	1.02
Cash dividends paid per common share	0.67	0.67	0.65	0.65	0.65	1.34	1.30

Basic weighted-average shares outstanding	33,358	33,264	33,192	33,169	33,121	33,311	33,050
Diluted weighted-average shares outstanding	33,371	33,296	33,223	33,203	33,154	33,333	33,101

Second quarter 2025 Earnings Release

SUPPLEMENTAL OPERATING DATA

Unaudited

	Quarterly Trends					Six months ended
						June 30,
(in thousands, except per share data and unless otherwise noted)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	2025	2024
Transaction Volume:
Components of Debt Financing Volume
Fannie Mae	$3,114,308	$1,511,794	$3,225,633	$2,001,356	$1,510,804	$4,626,102	$2,414,172
Freddie Mac	1,752,597	808,247	1,553,495	1,545,939	1,153,190	2,560,844	2,128,116
Ginnie Mae - HUD	288,449	148,158	116,437	272,054	185,898	436,607	200,038
Brokered (1)	6,335,071	2,552,943	4,893,643	4,028,208	3,852,851	8,888,014	7,171,925
Principal Lending and Investing (2)	147,800	175,500	207,000	165,875	214,975	323,300	230,775
Total Debt Financing Volume	$11,638,225	$5,196,642	$9,996,208	$8,013,432	$6,917,718	$16,834,867	$12,145,026
Property Sales Volume	2,313,585	1,839,290	3,450,614	3,602,675	1,530,783	4,152,875	2,697,934
Total Transaction Volume	$13,951,810	$7,035,932	$13,446,822	$11,616,107	$8,448,501	$20,987,742	$14,842,960

Key Performance Metrics:
Operating margin	15%	2%	15%	13%	10%	9%	8%
Return on equity	8	1	10	7	5	4	4
Walker & Dunlop net income	$33,952	$2,754	$44,836	$28,802	$22,663	$36,706	$34,529
Adjusted EBITDA (3)	76,811	64,966	94,577	78,905	80,931	141,777	155,067
Diluted EPS	0.99	0.08	1.32	0.85	0.67	1.07	1.02
Adjusted core EPS (4)	1.15	0.85	1.34	1.19	1.23	2.00	2.39

Key Expense Metrics (as a percentage of total revenues):
Personnel expense	51%	51%	50%	50%	49%	51%	49%
Other operating expenses	10	14	14	11	12	12	12
Key Revenue Metrics (as a percentage of debt financing volume):
Origination fee rate (5)	0.82%	0.90%	0.94%	0.93%	0.95%	0.84%	0.90%
Agency MSR rate (6)	1.03	1.13	1.14	1.14	1.17	1.06	1.14

Other Data:
Market capitalization at period end	$2,395,939	$2,901,726	$3,282,018	$3,834,715	$3,311,629
Closing share price at period end	$70.48	$85.36	$97.21	$113.59	$98.20
Average headcount	1,400	1,394	1,391	1,356	1,321

Components of Servicing Portfolio (end of period):
Fannie Mae	$70,042,909	$69,176,839	$68,196,744	$66,068,212	$64,954,426
Freddie Mac	39,433,013	38,556,682	39,185,091	40,090,158	39,938,411
Ginnie Mae - HUD	11,008,314	10,882,857	10,847,265	10,727,323	10,619,764
Brokered (7)	16,864,888	17,032,338	17,057,912	17,156,810	17,239,417
Principal Lending and Investing (8)	—	—	—	38,043	25,893
Total Servicing Portfolio	$137,349,124	$135,648,716	$135,287,012	$134,080,546	$132,777,911
Assets under management (9)	18,623,451	18,518,413	18,423,463	18,210,452	17,566,666
Total Managed Portfolio	$155,972,575	$154,167,129	$153,710,475	$152,290,998	$150,344,577

Key Servicing Portfolio Metrics (end of period):
Custodial escrow account deposits at period end (in billions)	$2.7	$2.4	$2.7	$3.1	$2.7
Weighted-average servicing fee rate (basis points)	24.1	24.4	24.2	24.1	24.1
Weighted-average remaining servicing portfolio term (years)	7.4	7.5	7.7	7.7	7.9

(1)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(2)	Includes debt financing volumes from our WDIP separate accounts.
(3)	This is a non-GAAP financial measure. For more information on adjusted EBITDA, refer to the section above titled “Non-GAAP Financial Measures.”
(4)	This is a non-GAAP financial measure. For more information on adjusted core EPS, refer to the section above titled “Non-GAAP Financial Measures.”
(5)	Origination fees as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(6)	MSR income as a percentage of Agency debt financing volume.
(7)	Brokered loans serviced primarily for life insurance companies.
(8)	Consists of interim loans not managed for our interim loan joint venture.
(9)	WDAE assets under management, commercial real estate loans and funds managed by WDIP, and interim loans serviced for our interim loan joint venture.

Second quarter 2025 Earnings Release

KEY CREDIT METRICS

Unaudited

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2025	2025	2024	2024	2024
Risk-sharing servicing portfolio:
Fannie Mae Full Risk	$61,486,070	$60,493,946	$59,304,888	$57,032,839	$55,915,670
Fannie Mae Modified Risk	8,556,839	8,682,893	8,891,856	9,035,373	9,038,756
Freddie Mac Modified Risk	10,000	15,000	15,000	69,400	69,510
Total risk-sharing servicing portfolio	$70,052,909	$69,191,839	$68,211,744	$66,137,612	$65,023,936

Non-risk-sharing servicing portfolio:
Fannie Mae No Risk	$—	$—	$—	$—	$—
Freddie Mac No Risk	39,423,013	38,541,682	39,170,091	40,020,758	39,868,901
GNMA - HUD No Risk	11,008,314	10,882,857	10,847,265	10,727,323	10,619,764
Brokered	16,864,888	17,032,338	17,057,912	17,156,810	17,239,417
Total non-risk-sharing servicing portfolio	$67,296,215	$66,456,877	$67,075,268	$67,904,891	$67,728,082
Total loans serviced for others	$137,349,124	$135,648,716	$135,287,012	$134,042,503	$132,752,018

Loans held for investment (full risk)	$36,926	$36,926	$36,926	$38,043	$25,893
Interim Loan Joint Venture Managed Loans (1)	76,215	173,315	173,315	424,774	570,299

At-risk servicing portfolio (2)	$65,378,944	$64,450,319	$63,365,672	$61,237,535	$60,122,274
Maximum exposure to at-risk portfolio (3)	13,382,410	13,200,846	12,893,593	12,454,158	12,222,290
Defaulted loans(4)	108,530	108,530	41,737	59,645	48,560

Defaulted loans as a percentage of the at-risk portfolio	0.17%	0.17%	0.07%	0.10%	0.08%
Allowance for risk-sharing as a percentage of the at-risk portfolio	0.05	0.05	0.04	0.05	0.05
Allowance for risk-sharing as a percentage of maximum exposure	0.25	0.24	0.22	0.24	0.25

(1)	This balance consists entirely of interim loan joint venture managed loans. We indirectly share in a portion of the risk of loss associated with interim loan joint venture managed loans through our 15% equity ownership in the joint venture. We had no exposure to risk of loss for the loans serviced directly for our interim loan joint venture partner. The balance of this line is included as a component of assets under management in the Supplemental Operating Data table.
(2)	At-risk servicing portfolio is defined as the balance of Fannie Mae DUS loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio.

For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.

(3)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.
(4)	Defaulted loans represent loans in our Fannie Mae at-risk portfolio or Freddie Mac SBL portfolio that are probable of foreclosure or that have foreclosed and for which we have recorded a collateral-based reserve (i.e. loans where we have assessed a probable loss). Other loans that are delinquent but not foreclosed or that are not probable of foreclosure are not included here. Additionally, loans that have foreclosed or are probable of foreclosure but are not expected to result in a loss to us are not included here.

Second quarter 2025 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP

Unaudited

	Quarterly Trends					Six months ended
						June 30,
(in thousands)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	2025	2024
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$33,952	$2,754	$44,836	$28,802	$22,663	$36,706	$34,529
Income tax expense	12,425	2,519	10,955	8,822	7,902	14,944	10,766
Interest expense on corporate debt	16,767	15,514	15,921	18,232	17,874	32,281	35,533
Amortization and depreciation	58,936	57,621	68,054	57,561	56,043	116,557	111,934
Provision (benefit) for credit losses	1,820	3,712	4,529	2,850	2,936	5,532	3,460
Net write-offs	—	—	—	(468)	—	—	—
Stock-based compensation expense	6,064	6,442	7,702	6,532	6,862	12,506	13,092
MSR income	(53,153)	(27,811)	(55,920)	(43,426)	(33,349)	(80,964)	(54,247)
Write-off of unamortized issuance costs from corporate debt paydown	—	4,215	—	—	—	4,215	—
Goodwill impairment, net of contingent consideration liability fair value adjustments(1)	—	—	(1,500)	—	—	—	—
Adjusted EBITDA	$76,811	$64,966	$94,577	$78,905	$80,931	$141,777	$155,067

(1)	For the three months ended December 31, 2024, includes goodwill impairment of $33.0 million and contingent consideration liability fair value adjustments of $34.5 million.

Second quarter 2025 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP BY SEGMENT

Unaudited

	Capital Markets
	Three months ended June 30,		Six months ended June 30,
(in thousands)	2025	2024	2025	2024
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$33,142	$11,039	$35,502	$4,339
Income tax expense (benefit)	12,285	3,359	14,466	1,615
Interest expense on corporate debt	4,468	5,299	8,655	10,150
Amortization and depreciation	1,146	1,138	2,287	2,275
Stock-based compensation expense	3,435	3,982	6,786	8,039
MSR income	(53,153)	(33,349)	(80,964)	(54,247)
Write-off of unamortized issuance costs from corporate debt paydown	—	—	1,264	—
Adjusted EBITDA	$1,323	$(8,532)	$(12,004)	$(27,829)

	Servicing & Asset Management
	Three months ended June 30,		Six months ended June 30,
(in thousands)	2025	2024	2025	2024
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$37,541	$40,432	$56,667	$83,715
Income tax expense (benefit)	5,428	16,521	23,079	27,674
Interest expense on corporate debt	10,810	10,946	20,741	22,137
Amortization and depreciation	55,882	53,173	110,380	106,244
Provision (benefit) for credit losses	1,820	2,936	5,532	3,460
Net write-offs	—	—	—	—
Stock-based compensation expense	450	494	905	929
Write-off of unamortized issuance costs from corporate debt paydown	—	—	2,529	—
Adjusted EBITDA	$111,931	$124,502	$219,833	$244,159

	Corporate
	Three months ended June 30,		Six months ended June 30,
(in thousands)	2025	2024	2025	2024
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$(36,731)	$(28,808)	$(55,463)	$(53,525)
Income tax expense (benefit)	(5,288)	(11,978)	(22,601)	(18,523)
Interest expense on corporate debt	1,489	1,629	2,885	3,246
Amortization and depreciation	1,908	1,732	3,890	3,415
Stock-based compensation expense	2,179	2,386	4,815	4,124
Write-off of unamortized issuance costs from corporate debt paydown	—	—	422	—
Adjusted EBITDA	$(36,443)	$(35,039)	$(66,052)	$(61,263)

Second quarter 2025 Earnings Release

ADJUSTED CORE EPS RECONCILIATION

Unaudited

	Quarterly Trends					Six months ended
						June 30,
(in thousands)	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	2025	2024
Reconciliation of Walker & Dunlop Net Income to Adjusted Core Net Income
Walker & Dunlop Net Income	$33,952	$2,754	$44,836	$28,802	$22,663	$36,706	$34,529
Provision (benefit) for credit losses	1,820	3,712	4,529	2,850	2,936	5,532	3,460
Net write-offs	—	—	—	(468)	—	—	—
Amortization and depreciation	58,936	57,621	68,054	57,561	56,043	116,557	111,934
MSR income	(53,153)	(27,811)	(55,920)	(43,426)	(33,349)	(80,964)	(54,247)
Goodwill impairment	—	—	33,000	—	—	—	—
Contingent consideration accretion and fair value adjustments	41	40	(48,822)	(1,204)	822	81	1,334
Write-off of unamortized issuance costs from corporate debt paydown	—	4,215	—	—	—	4,215	—
Income tax expense adjustment(1)	(2,429)	(11,355)	(177)	(3,602)	(7,413)	(13,784)	(16,063)
Adjusted Core Net Income	$39,167	$29,176	$45,500	$40,513	$41,702	$68,343	$80,947

Reconciliation of Diluted EPS to Adjusted core EPS
Walker & Dunlop Net Income	$33,952	$2,754	$44,836	$28,802	$22,663	$36,706	$34,529
Diluted weighted-average shares outstanding	33,371	33,296	33,223	33,203	33,154	33,333	33,101
Diluted EPS	$0.99	$0.08	$1.32	$0.85	$0.67	$1.07	$1.02

Adjusted Core Net Income	$39,167	$29,176	$45,500	$40,513	$41,702	$68,343	$80,947
Diluted weighted-average shares outstanding	33,371	33,296	33,223	33,203	33,154	33,333	33,101
Adjusted Core EPS	$1.15	$0.85	$1.34	$1.19	$1.23	$2.00	$2.39

(1)
Income tax impact of the above adjustments to adjusted core net income. Uses quarterly or annual effective tax rate as disclosed in the Condensed Consolidated Statements of Income and Comprehensive Income in this press release. The effective rate is adjusted for the impacts of excess tax benefits and shortfalls.